Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated August 8, 2016 relating to the combined financial statements of MGM Growth Properties Operating Partnership LP and the financial statement schedule appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

January 17, 2017